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                                                                   EXHIBIT 23.3
Private & Confidental
The Board of Directors of
Phone.com, Inc.
800 Chesapeake Drive
Redwood City
CA 94063

            CONSENT OF PRICEWATERHOUSECOOPERS INDEPENDENT AUDITORS

Dear Sirs

  We hereby consent to the use in this Registration Statement on Form S-4 of Phone.com, Inc. of our report dated 26 October 1999 relating to the financial statements of the WAP Business of APiON which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Yours faithfully

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

August 28, 2000
Belfast, United Kingdom